                                                                   EXHIBIT 10.24

                    AIA Document B141/CMa - Electronic Format

                       Standard Form of Agreement Between
                               Owner and Architect

               Where the Construction Manager is NOT a Constructor

                   1992 CONSTRUCTION MANAGER - ADVISER EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document is intended to be used in conjunction with the 1992 editions of AIA Documents B801/CMa, A101/CMa and A201/CMa.

Copyright 1975,1980, (C) 1992 by The American Institute of Architects, 1735 New York Avenue, N. W. Washington, D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without the written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

AGREEMENT
made as of the 15th day of January in the year of 2003
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name and address)
Advanced Neuromodulation Systems
6501 Windcrest, Suite 100
Plano, TX 75024
ATTN: MR. MYRON ALBERT

and the Architect:
(Name and address)
Good Fulton & Farrell Architects
2808 Fairmount, Suite 300
Dallas, TX 75201
ATTN: JOSEPH J. PATTI

for the following Project:
(Include detailed description of Project, location, address and scope.)

A two-story building of approximately 143,500 S.F. as defined in the Project Definition Requirements - Final Report dated 12.26.02, and incorporated herein by reference, located on Lot 2 EDS Lakes Addition Block B, a 15.413-acre (10.00 acre net) tract, Plano, Texas.

The Construction Manager is:
(Name and address)
Koll Development Company
8411 Preston Rd., Suite 700
Dallas, Texas 75225
ATTN: MIKE ROSAMOND

The Owner and Architect agree as set forth below.

          TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                                    ARTICLE 1
                          ARCHITECT'S RESPONSIBILITIES

1.1      ARCHITECT'S SERVICES

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W. WASHINGTON, D.C. 200016-5292. AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT
- CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ans b141cma v3.aia -- 6/16/2003. AIA License Number 1013444, which expires on 1/31/2004.

                                                 Electronic Format B141/CMa-1992

1.1.1 The Architect's services consist of those services performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be provided in conjunction with the services of a Construction Manager as described in the edition of AIA Document B801/CMa, Standard Form of Agreement Between Owner and Construction Manager, current as of the date of this Agreement. Architect agrees that it will cooperate and consult with the Construction Manager, and will incorporate any value engineering proposals where directed in writing by the Construction Manager and approved by the Owner, and will incorporate such proposals in accordance with the provisions of this Agreement.

1.1.3 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. The Architect shall submit for the Owner's approval and the Construction Manager's information a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's and Construction Manager's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.4 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.

                                    ARTICLE 2
                       SCOPE OF ARCHITECT'S BASIC SERVICES

2.1      DEFINITION

2.1.1 The Architect's Basic Services consist of those described in 2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, civil, landscape architecture, mechanical and electrical engineering services.

2.2      SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall prepare the program and review the schedule and construction budget furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall review with the Owner and Construction Manager proposed site use and improvements; selection of materials, building systems and equipment; and methods of Project delivery.

2.2.3 The Architect shall review with the Owner and Construction Manager alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually approved program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

2.2.5 At intervals appropriate to the progress of the Schematic Design Phase and mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide schematic design studies for the Owner's review and the Construction Manager's information.

2.2.6 In the further development of the drawings and specifications during this and subsequent phases of design, the Architect shall be entitled to assume the accuracy of the estimates of Construction Cost which are to be provided by the Construction Manager under the Construction Manager's agreement with the Owner.

2.2.7 Upon completion of the Schematic Design Phase, the Architect shall provide drawings, outline specifications and other documents for the Owner's approval and the Construction Manager's information.

2.3      DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare Design Development Documents for the Construction Manager's review and the Owner's approval. The Design Development Documents shall be based upon data and estimates prepared by the Construction Manager and shall consist of drawings and other documents that establish and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 At intervals mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide drawings and other documents which depict the current status of design development for the Owner's review and the Construction Manager's information.

2.3.3 Upon completion of the Design Development Phase, the Architect shall provide drawings, outline specifications and other documents for the Owner's approval and the Construction Manager's information.

2.4      CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments authorized by the Owner in the scope or quality of the Project or in the construction budget, the Architect, utilizing data and estimates prepared by the Construction Manager, shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
requirements for the construction of the Project. The Architect will incorporate value engineering items into the Construction Documents as directed in writing by the Construction Manager and approved by Owner and will incorporate such value engineering items in accordance with the provisions of this Agreement.

2.4.2 At intervals mutually agreeable to the Owner, Construction Manager and Architect, the Architect shall provide Drawings and Specifications for the Owner's and the Construction Manager's review.

2.4.3 Upon completion of the Construction Documents Phase, the Architect shall provide Construction Documents for the Owner's approval and the Construction Manager's information.

2.4.4 The Architect shall assist the Owner and Construction Manager in the preparation of the necessary bidding information, bidding forms, the Conditions of the Contracts, and the forms of Agreement between the Owner and the Contractors. The Architect shall assist the Construction Manager in issuing bidding documents to bidders and conducting prebid conferences with prospective bidders. The Architect, with the assistance of the Construction Manager, shall respond to questions from bidders, and shall issue addenda.

2.4.5 The Architect shall assist the Owner and Construction Manager in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5      BIDDING OR NEGOTIATION PHASE

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the Construction Manager's latest estimate of Construction Cost, shall assist the Construction Manager in obtaining bids or negotiated proposals and assist in preparing contracts for construction.

2.6      CONSTRUCTION PHASE-ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for construction and terminates 30 days after final completion of the Work.

2.6.2 The Architect shall provide administration of the Contract for construction in cooperation with the Construction Manager as set forth below and in the edition of AIA Document A20l/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, as amended, current as of the date of this Agreement.

Provided, however, with respect to the responsibilities and duties of the Architect, the General Conditions shall be modified to be consistent with this Agreement.

2.6.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractors and the Construction Manager, which consent shall not be unreasonably withheld.

2.6.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractors is due, and (2) as an Additional Service at the Owner's direction from time to time during the correction period described in the Contracts for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at regular intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and defects and deficiencies in the Work. The Architect will exercise professional care and customary diligence in discovering and promptly reporting to the Construction Manager and Owner any observable material defects or deficiencies in the Project or the Work of the Contractors, any Subcontractors, or any sub-subcontractors, their agents or employees, or any person performing any of the Work in the construction of the Project. (More extensive site representation may be agreed to as an Additional Service, as described in Paragraph 3.2.)

2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are the Contractors' responsibility under the Contracts for Construction. The Architect shall not be responsible for the Contractors' schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not be responsible for the performance by the Construction Manager of the services required by the Construction Manager's agreement with the Owner. The Architect shall not have control over or charge of acts or omissions of the Contractors, Subcontractors, or their agents or employees, or of any other persons performing services or portions of the Work, but will promptly advise the Owner and Construction Manager of any material wrongful or non conforming acts or omissions.

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003, AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
which the Architect discovers during the course of its duties under the Contractor Documents.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Communications by and with the Architect's consultants shall be through the Architect.

2.6.9 Based on the Architect's observations and evaluations of each Contractor's Application for Payment, the Architect shall review and certify the amounts due the respective Contractors.

2.6.9.1 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5, on the recommendations of the Construction Manager and on the data comprising the Contractors' Applications for Payment, that, to the best of the Architect's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified.

2.6.9.2 The issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.6.10 The Architect shall have authority, after notification to the Construction Manager, to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority, upon written authorization from the Owner, to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Construction Manager, Contractors, Subcontractors, material and equipment suppliers, their agents or employees or other persons performing portions of the Work.

2.6.11 The Architect shall review and approve or take other appropriate action upon Contractors' submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Contractors' Work or in construction by the Owner's own forces, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractors, all of which remain the responsibility of the Contractors to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.6.12 The Architect shall review and sign or take other appropriate action on Change Orders and Construction Change Directives prepared by the Construction Manager for the Owner's approval and execution in accordance with the Contract Documents.

2.6.13 The Architect may authorize minor changes in Work not involving an adjustment in a Contract Sum or an extension of a Contract Time which are not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order issued through the Construction Manager.

2.6.14 The Architect, assisted by the Construction Manager, shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion. The Architect shall forward to the Owner warranties and similar submittals required by the Contract Documents which have been received from the Construction Manager. The Architect shall issue a final Project Certificate for Payment upon compliance with the requirements of the Contract Documents.

2.6.15 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon.

2.6.16 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_ 03.aia--2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
performance by both Owner and Contractors, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents, unless a written objection is received from the Owner, which shall overrule the decision of the Architect.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractors relating to the execution or progress of the Work as provided in the Contract Documents.

2.6.19 The Architect's decisions on claims, disputes or other matters, including those in question between the Owner and Contractors, except for those relating to aesthetic effect as provided in Subparagraph 2.6.17, shall be subject to arbitration as provided in this Agreement and in the Contract Documents.

2.6.20 The Architect will respond to reasonable requests for information submitted by the Contractor or others involved in the Project.

2.6.21 Owner will be provided a complete set of reproducible record drawings and one set of Specifications ( together with a computer aided design disk containing such Drawings and Specifications) showing all material changes in the Work made during construction and revisions to the Drawings and Specifications made by the Architect. Contractor shall provide record drawings to the Owner, based on actual construction on site. Architect shall cooperate with Contractor by providing electronic backgrounds for use by the Contractor in creating record drawings, at no cost to the Owner or Contractor.

                                    ARTICLE 3
                               ADDITIONAL SERVICES

3.1      GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing and in advance by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Architect shall have no obligation to provide those services. Provided, however, the Owner will not be required to pay and the Architect will not be entitled to receive reimbursement or compensation for any Additional Services or Contingent Additional Services, if such services were required due to the fault of the Architect.

3.2      PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3      CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications, or other documents when such revisions are:

         .1 inconsistent with written approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

         .2 requested by the Owner because the Construction Manager's estimate of Construction Cost exceeds the Owner's budget, except where such excess is due to changes initiated by the Architect in scope, capacities of basic systems, or the kinds and quality of materials, finishes or equipment;

         .3 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

         .4 due to changes required as a result of the Owner's failure to render decisions in a timely manner provided that Owner was notified at least 15 days prior thereto and given the right to cure.

3.3.2 Providing services required because of significant changes in the Project including, but not limited to, changes in size, quality, complexity, the Owner's or Construction Manager's schedule, or the method of bidding or negotiating

AIA DOCUMENT B141/CMa OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION-1992 EDITION - AIA(R)-(C)1992 -THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia_ - 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
and contracting for construction, except for services required under Subparagraph 5.2.3.

3.3.3 Preparing Drawings, Specifications, and other documentation and supporting data, evaluating Contractor's reasonable alternative proposals, and providing other services in connection with Change Orders and Construction Change Directives, which differ from the initial scope of the Work contemplated by the Drawings and Specifications issued for construction, except for changes necessitated by the Architect's negligent acts, errors or omissions.

3.3.4 Providing services in connection with evaluating substitutions proposed by Contractors and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the termination or default of the Construction Manager or a Contractor, by major defects or deficiencies in the Work of a Contractor, or by failure of performance of either the Owner or a Contractor under a Contract for Construction.

3.3.7 Providing services in evaluating an extensive number of claims submitted by a Contractor or others in connection with changes in the scope of the Work.

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternate, separate or sequential bids or providing services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase.

3.4      OPTIONAL ADDITIONAL SERVICES

3.4.2    Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys, site evaluations or comparative studies of prospective sites.

3.4.4 Providing special surveys, environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

3.4.5 Providing services relative to future facilities, systems and equipment, other than building placement studies conducted as part of site planning.

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.4.8 Providing coordination of construction performed by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.4.9 Providing services in connection with the work of separate consultants retained by the Owner.

3.4.10   Providing estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material and equipment.

3.4.12   Providing analyses of owning and operating costs,

3.4.13 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of, accessories, furnishings and related equipment.

3.4.14   Providing services for planning tenant or rental spaces.

3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by Contractors.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18 Providing services after issuance to the Owner of the final Project Certificate for Payment, or in the absence of a final Project Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work.

3.4.19 Providing services of consultants for other than architectural, civil, landscape, structural, mechanical and electrical engineering portions of the Project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

                                    ARTICLE 4
                            OWNER'S RESPONSIBILITIES

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION
MANAGER-ADVISER EDITION - 1992 EDITION - AIA (R) - (C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.
WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

4.1 The Owner shall provide full information regarding requirements for the Project, including a-program data which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems, and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project based on consultation with the Construction Manager and the Architect, which shall include the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

4.3 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

4.4 The Owner hereby designates Myron Albert as its representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

4.5 The Owner hereby designates Koll Development Company as its construction manager to administer the Project. The Construction Manager's services, duties and responsibilities will be as described in the edition of AIA Document B801/CMa, Standard Form of Agreement Between Owner and Construction Manager, current as of the date of this Agreement. The Terms and Conditions of the Agreement between Owner and Construction Manager shall be furnished to the Architect and shall not be modified without written consent of the Architect, which consent shall not be unreasonably withheld. The Architect shall not be responsible for actions taken by the Construction Manager.

4.6 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

4.7 The Owner shall furnish the services of geotechnical engineers when such services are requested by the Architect. Such services may include but are not limited to lest borings, test pits, determinations of soil bearing values, percolation, evaluations of hazardous materials, and ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

4.7.1 The Owner shall furnish the services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Architect.

4.8 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.9 The Owner shall furnish all legal, accounting, and insurance counseling services as may be necessary at any time or the Project, including auditing services the Owner may require to verify the Contractor's Application for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.10     The services, information, surveys and reports required by Paragraphs
4.6 through 4.9 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof. However, the Architect will review and, as appropriate, incorporate the pertinent information from all such services, information, surveys, and reports as part of the Basic Services and notify Owner of any material problems or inaccuracies observed by the Architect.

4.11 Prompt written notice shall be given by the Owner to the Architect and Construction Manager if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.12 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of this Agreement.

4.13 The Owner shall furnish the required information and services and shall render approvals and decisions as expeditiously as necessary for the orderly progress of the Architect's services and Work of the Contractors.

4.14 The Owner shall furnish the Architect copies of written communications with the Construction Manager and Contractors.

                                    ARTICLE 5
                                CONSTRUCTION COST

5.1      DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (c) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractors' overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction. Construction Cost shall also include the compensation of the Construction Manager and Construction Manager's consultants.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Paragraphs
4.1 through 4.4 and 4.6 through 4.14.

5.2      RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 The Architect's review of the Owner's Project budget and of preliminary estimates of Construction Cost or detailed estimates of Construction Cost prepared by the Construction Manager is solely for the Architect's guidance in the Architect's preparation of the Construction Documents. Accordingly, the Architect cannot and does not warrant the accuracy of the estimates of the Construction Manager, or warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation reviewed by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement.

5.2.3 In the event that the Construction Manager's estimate or the lowest bona fide bid or negotiated proposal received by the Owner exceeds the Owner's budget for reasons other than those described in Paragraph 3.3, the modification of Contract Documents shall be the limit of the Architect's responsibility. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.

                                   ARTICLE 6
                          USE OF ARCHITECT'S DRAWINGS,
                       SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents (the "Drawings and Specifications") prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and, unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies and computer aided design disks, of the Architect's Drawings, Specifications and other documents for information and reference in connection with the Owner's use and occupancy of the Project. Provided Owner is not in breach under the terms of this Agreement, the Architect grants to the Owner an exclusive license to reproduce the Architect's Instruments of Service (excepting therefrom standard details from the Drawings and Specifications, which are not unique to the Project and which Architect may use on other projects) for purposes of construction, using and maintaining the Project, provided that the Owner shall comply with all obligations, including prompt payment of all sums when due, under this Agreement. The Architect shall obtain similar exclusive licenses from the Architect's consultants consistent with this Agreement. If this Agreement is terminated, the foregoing license shall remain in effect and it is expressly agreed by the Architect that the Owner is authorized to hire other similarly credentialed design professionals to reproduce and make changes, corrections or additions to the Instruments of Service for purposes of completing, using and maintaining the Project, and the Architect agrees to supply necessary documentation confirming same. Owner agrees to defend, indemnify and hold Architect harmless from any claim or liability arising from any changes, corrections, or additions made to the Instruments of Service by Owner or Owner's consultants.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.

                                    ARTICLE 7
                                   ARBITRATION

7.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

7.2 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

7.3 No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not

ATA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION- AIA(R) - (C) 1992 -THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia - 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof. Notwithstanding the foregoing, arbitration may involve the joinder of Construction Manager. Contractor(s), Subcontractors), sub-subcontractor(s) and material suppliers

7.4 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 8
                     TERMINATION, SUSPENSION OR ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination. In the event this Agreement is terminated as provided in this Paragraph 8.1. the Architect, as its sole and exclusive remedy, will be entitled to receive compensation for that portion of Basic and Additional Services due for services property performed up to the date of receipt of the termination notice and for any Reimbursable Expenses properly incurred to the date of receipt of the termination notice.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect,, for the Owner's convenience and without cause. In the event this Agreement is terminated as provided in this Paragraph
8.3. the Architect, as its sole and exclusive remedy, will be entitled to receive compensation for that portion of Basic and Additional Services due for services properly performed up to the date of receipt of the termination notice and for any Reimbursable Expenses properly incurred to the date of receipt of the termination notice, which shall include any Reimbursable Expenses caused by the termination.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services properly performed performed prior to termination, together with Reimbursable Expenses then due.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1 Unless otherwise provided, this Agreement shall be governed by the law of the place where the Project is located.

9.2 Terms in this Agreement shall have the same meaning as those in the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Project Certificate for Payment for acts or failures to act occurring after Substantial Completion.

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA (R) - (c) 1992 -THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

9.4 The Owner and Architect waive all rights against each other and against the Construction Manager, Contractors, and the consultants, agents and employees of any of them for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their Construction Manager, Contractors, consultants, agents, and persons or entities awarded separate contracts administered under the Owner's own forces.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7 Nothing contained in the Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

9.9 The Architect shall not have the right to include representations of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials without the Owner's express written consent, which may be withheld at Owner's sole discretion. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

                                   ARTICLE 10
                            PAYMENTS TO THE ARCHITECT

10.1     DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2     REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include reasonable expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1 Expense of transportation in excess of 50 miles in connection with the Project; expenses in connection with authorized out-of-town travel; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2 Expense of plots, reproductions, postage, express deliveries, electronic facsimile transmissions and handling of Drawings, Specifications and other documents.

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rales.

10.2.1.4 Expense of renderings, models and mock-ups requested by the Owner.

10.2.1.5 Expense of additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and Architect's consultants.

10.2.1.6 Expense of computer-aided design and drafting equipment lime when used in connection with the Project

10.2.1.7 Taxes on goods or services.

10.2.1.8 The Architect understands that the Owner has established a $45,000 budget for reimbursable items and Architect commits to work with Owner to achieve this goal, with the understanding that not all factors can be anticipated at the time of this agreement; however, this amount will not be exceeded without Owner's prior written approval.

10.3     PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase type of service, on the basis set forth in Subparagraph 11.2.1.

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C) 1992 -THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the dale of expiration as noted below. User Document: bl41 01_15_03.aia - 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

10.3.3 If and to the extent that the time initially established in Subparagraph 11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.1.2, based on (I) the lowest bona fide bids or negotiated proposals, or (2) if no such bids or proposals are received, the most recent estimate of Construction Cost prepared by the Construction Manager for such portions of the Project.

10.4     PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES AND REIMBURSABLE EXPENSES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made within 30 days of the proper presentation of the Architect's statement of services rendered or expenses incurred, including all supporting and back-up invoices and documentation requested by Owner.

10.5     PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to Contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6     ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

                                   ARTICLE 11
                              BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of zero Dollars ($ -0- ) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2     BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be a Fixed Fee, not to exceed the following amounts for each phase of the Work:

(Insert basis of compensation, including stipulated sums, multiples or percentages, and identify phases to which particular methods of compensation apply, if necessary.)

           Phase                                     Fee
           -----                                   -------
Programming (Architectural)                         10,000
Programming (Consultants)                            8,200
SHELL SERVICES
Schematic Design                                    43,718
Design Development                                  60,530
Construction Documents                             161,405
Bidding                                              6,725
Construction Administration                         63,890
INTERIOR SERVICES
Schematic Design                                    38,925
Design Development                                  43,248
Construction Documents                              90,820
Bidding                                              6,487
Construction Administration                         36,760
Furniture Services                                  20,500
Move Support                                         9,000

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia - 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

OPTIONAL SERVICES
See Article 12
Master Planning                                   3,500
Food service                                      7,370
Lighting                                          9,110
Audio/Visual                                      8,450
Acoustical                                        3,960
Structural Ground Floor                          10,090
                                                -------
   Total                                       $ 42,480
                                                =======

11.3     COMPENSATION FOR ADDITIONAL SERVICES

11.3.1 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 3.2, compensation shall be computed as follows:

            Hourly rates equal to:
                Senior Principals:     $150.00
                Employees:             Two and Eighty-Five One-Hundredths
                                       (2.85) times Direct Personnel Expense

            For the purpose of this Agreement the Senior Principals are:
            R. Lawrence Good, FAIA; Duncan T. Fulton, FA1A;

            David M. Farrell, A1A; Joseph J. Patti, AIA. CS1: and Bryce A. Weigand, FAIA

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Articles 3 and 12, other than (i) Additional Project Representation, as described in Paragraph 3.2, and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows:

(Insert basis of compensation, including rates and/or multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply, if necessary,)

            Hourly rates equal to:

                Senior Principals:     $150.00
                Employees:             Two and Eighty-Five One-Hundredths
                                       (2.85) times Direct Personnel Expense

            For the purpose of this Agreement the Senior Principals are;
            R. Lawrence Good, FAIA; Duncan T. Fulton, FAIA;

            David M. Farrell, AIA; Joseph J. Patti. AIA. CSI: and Bryce A. Weigand, FAIA

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional Services, a multiple of One and One-Tenth ( 1.10) times the amounts billed to the Architect for such services.

(Identify specific types of consultants in Article 12, if required.)

11.4     REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of one and one tenth (1.10 ) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project.

11.5     ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within twelve (12) months of the date

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (c) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992
hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2.

11.5.2 Payments are due and payable thirty (30 ) days from the date of the Architect's invoice. Amounts unpaid thirty ( 30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

(Insert rate of interest agreed upon.)

1.25% per month

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

11.5.3 The rates and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

                                   ARTICLE 12
                          OTHER CONDITIONS OR SERVICES

(Insert descriptions of other services, identify Additional Services included within Basic Compensation, and insert modifications to the payment and compensation terms included in this Agreement.)

         12.1 The following Optional Services,for the Fixed Fee set forth in Paragraph 11.2.1, may be required by the Owner, subject to written authorization from the Owner:

                  Master Planning
                  Food Service Consulting
                  Lighting Consulting
                  Audio Visual Consulting
                  Acoustical Consulting

         12.1.1 Master Planning shall consist of evaluating building footprint, parking placement, and other conceptual site lay out issues. The final deliverable from the Master Planning shall be a conceptual color site plan illustrating the preferred option.

         12.1.2 Food Service consulting shall consist of conceptual kitchen planning through Design Development to assess the infrastructure requirements (primarily utility, exhaust, and space requirements) for a 2,000 S.F. kitchen /serving area, in order to design the shell to receive such facilities at a future date. In the event finish out construction documents are prepared for this area, the fees for such services shall be in addition to the Optional Fees set forth above.

         12.1.3 Lighting Consulting shall be for the Board Room, Amphitheater, Lobby, Sales Training Room, and Library Museum.

         12.1.4 Audio Visual Consulting Services shall be for the Sales Training Room. Amphitheater, Board Room, and the Cold OR.

         12.1.5 Architectural Acoustic consulting shall be for the Amphitheater, Board Room, and Sales Training Room.

         12.2 Basic Services are based on issuing a total of two (2) interim pricing packages and two (2) construction document packages; a shell package followed by interiors package with the two being produced sequentially by the same staff without any interruption.

         12.3 The Fixed Fee for Basic Services assumes a 46 week aggregate shell and interiors construction period through Substantial Completion, followed by a 4-week punch list /closeout period through final completion, with the same general contractor performing both the shell and interior construction. In the event separate shell and interior general contractors are selected, the additional services required to administer an additional contract shall be considered an Additional Service. If, through no fault of Architect, the aggregate construction period exceeds 46 weeks and such extension materially increases the Architect's obligations under Basic Services, such additional services shall be considered an Additional Service. No Additional Services shall be provided without the Owner's written approval in advance of any such services.

         12.4 Code required signage is included, however, all other signage, such as a project identification signage, shall be provided as an Additional Service.

         12.5 Basic Services include the necessary services to accommodate a 20,000 S.F. Clean Room into the shell. Consistent with customary practice when a self-contained specialty area is incorporated into a project (such as kitchens, data centers and the like), services required exclusively for the Clean Room, such as process flow planning, internal FF & E planning and the like will be provided by Owner's
         Clean Room Consultant.

         12.6 Civil engineering services which are included as a Basic Service arc on-site grading, and on-site utility plan only.

         12.7 Platting and platting assistance are not included as a Basic Service.

         12.8 Services regarding trenching operations are not included as part of this Agreement. This includes, but is not limited to, trench design, trench shoring design, consultation regarding trenching, observation of trenching operations. The Owner agrees to require the Contractor to make all provisions for trenching operations.

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R) - (c) 1992 -THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING:
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia -- 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992

         12.9 The Owner has, or will, retain via separate contract, qualified professionals to assess the property for hazardous materials (including providing an asbestos survey stipulated in the Texas Asbestos Health Protection Act) and removing any slich substance. As such, the Architect shall consider the building and site free of hazardous substances for the purposes of performing Architect's services.

         12.10 The Architect shall have the right to rely on the accuracy, thoroughness and completeness of all information provided by the Owner. Owner's Representative(s), or Construction Manager(s) including pricing, schedule, or other information provided by the contractor, construction/cost advisor or similar party during all phases of the project, including pre-construction. However. Architect will review all such information as part of the Basic Services and notify Owner of any observed problems or inaccuracies.

         12.11 The Owner agrees to limit the Architect's liability to the Owner due to the Architect's negligent acts, errors, or omission, such that the total aggregate liability of the Architect to all those named shall not exceed One Million Dollars ($1,000,000). Provided, however, Architect shall maintain Errors & Omission insurance coverage of not less than One Million Dollars ( $ 1,000,000), in full force and effect at all times services are being provided in connection with the Project, and continuing for a minimum of two years following final Completion of the Project.

         12.12 In the event the Owner ejects to divide the project into multiple packages to accelerate the construction process, the Owner acknowledges this entails certain inherent risks. These include, but are not limited to, the inability to coordinate early release work with that of Iater packages, an increased incidence of change orders and field coordination changes, incomplete code interpretations and work in progress modification. By utilizing multiple packages, the Owner agrees to accept these risks in order to achieve the benefits of reduced construction time.

         12.13 The Texas Board of Architectural Examiners, 333 Guadalupe, Suite 2-350, Austin, TX 78701-3942, Phone: 512/305-9000, has
         jurisdiction over individuals licensed under the Architects Registration Law, Article 249A, VTCS

This Agreement entered into as of the day and year first written above.
/s/ F. ROBERT MERRILL                    /s/ DUNCAN T. FULTON
-----------------------------------      ---------------------------------------
OWNER (Signature)                        ARCHITECT (Signature)

F. ROBERT MERRILL                        DUNCAN T. FULTON, FAIA
EXECUTIVE VICE PRESIDENT, CFO            VICE PRESIDENT, GOOD FULTON & Farrell
                                         Architects

(Printed name and title)                 (Printed name and title)

AIA DOCUMENT B141/CMa - OWNER-ARCHITECT AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA(R)-(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: b141 01_15_03.aia - 2/10/2003. AIA License Number 1009668, which expires on 3/28/2003.

                                                 Electronic Format B141/CMa-1992